EXHIBIT 10.1


                                 FIRST AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                          TXU CORP. AND C. JOHN WILDER

     The Employment Agreement, by and between TXU CORP. ("Company") and C. John Wilder ("Executive"), dated as of February 21, 2004, is hereby amended, as of June 21, 2005, as follows:

     1.   Section 3.6 is hereby amended to read as follows:

          3.6 Annual Long-Term Incentive Compensation Grants. Executive will be entitled to receive annual performance-based awards under and subject to the terms of the TXU Long-Term Incentive Compensation Plan or such other shareholder approved long-term incentive plan of the Company in effect from time to time ("LTICP") as described in this Section 3.6. Each such award will be made following, and in connection with, the executive officer annual review by the Organization & Compensation Committee of Company's Board of Directors ("O&C Committee"), and will, except as expressly described herein, be subject to terms, conditions and restrictions comparable to those contained in awards heretofore granted to executive officers under the LTICP, or such other terms, conditions and restrictions as may be approved by the O&C Committee with the concurrence of Executive.

          Performance-Based Restricted Stock Awards. In 2004, Executive will be entitled to receive two "performance-based" restricted stock awards, with a target of 150,000 shares each, one such award having a two-year performance period (i.e., April 1, 2004 through March 31, 2006), and the other award having a three-year performance period (i.e., April 1, 2004 through March 31, 2007). In addition to such awards in 2004, Executive will be entitled to receive a "performance-based" LTICP award having a target value of 150,000 shares in each of 2005, 2006 and 2007, as well as in each year that this Agreement is extended beyond the initial five (5) year Term. Subject to any limitations under the LTICP, Company shall distribute the award payments simultaneously with the distribution of comparable awards to other executives of Company after the performance objectives described below are certified by the O&C Committee to have been achieved, or as provided in
     Article 4 hereof. Each such LTICP award shall also earn the cash equivalent of the dividends paid during the performance period (and during any period between the end of the performance period and the ultimate distribution) with respect to the restricted stock (or, for awards made in the form of performance units, dividends that would have been paid had the performance units been shares of Company common stock). Such dividends during the performance period (and during any deferral period) will be reinvested in Company common stock and shall become additional shares of restricted stock (or deferred stock), or equivalent performance units, as applicable.


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          As the following chart illustrates, and notwithstanding any provisions of the LTICP to the contrary, performance for all Performance-Based Restricted Stock Awards granted under this Section 3.6 shall be measured by Company's total shareholder return ("TSR") relative to the other companies that comprise the Standard and Poors Electric Utilities Index ("SPELEC") over the performance period. Minimum, target and maximum performance levels are set in terms of Company's TSR performance against the SPELEC quartiles.



PERFORMANCE             Zero            Minimum          Target      125% of Target   150% of Target      Maximum
LEVELS


TSR RANGES             40.99th          41st to         51st to          61st to          71st to           81st
                   percentile and       50.99th         60.99th          70.99th          80.99th        percentile
                        below         percentiles     percentiles      percentiles      percentiles      and above

PAYOUTS               No payout       Interpolate     Interpolate      Interpolate      Interpolate       Maximum
                                        between       between 100%    between 125%     between 150%     payout (200%
                                      Minimum and    of Target and    of Target and    of Target and     of Target)
                                    Target (50% to   125% of Target  150% of Target    Maximum (150%
                                    100% of Target)                                     and 200% of
                                                                                          Target

NUMBER OF SHARES          0            75,000 to       150,000 to      187,500 to       225,000 to        300,000
(150,000 SHARE                          149,999         187,499          224,999          299,999
TARGET)
EXCLUDING
REINVESTED
DIVIDENDS



          Except as provided in Section 4.3, once such awards have been granted, they shall be paid in full at the end of the performance period based on actual performance regardless of whether Executive's employment has previously terminated. In the event Executive's employment with Company terminates prior to any of the above-described awards being granted to Executive, such awards shall be subject to the provisions of Article 4 herein. With respect to LTICP awards granted or payable in Company stock, except as provided in the next succeeding sentence, in the event that Company is unable, for any reason, to grant such awards in stock, or distribute shares of stock upon the maturity of such award, at one or more of the above-referenced times, Executive will be entitled to receive an award in cash equal in value to the applicable award provided for above. Notwithstanding any other provision of this Agreement, in the event that the Company is unable to make distributions under limitations provided under the LTICP at one or more of the above-referenced times, the


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


     distributions of shares above the limitation shall automatically be deferred, and Executive (or his estate) shall receive such distributions on the April 1st following the calendar year in which the Executive ceases to be employed by the Company (or such later date as required to comply with the requirements of Section 409A of the Internal Revenue Code).

          Company shall, if Executive so requests, satisfy any income tax withholding obligations in respect of the payment of any amounts under the LTICP by withholding shares or cash otherwise issuable to Executive.

     2. Section 4.2(iv) is hereby amended to delete the final three sentences thereof (deleting all references to previously ungranted Performance-Based Restricted Stock Awards) so that it reads as follows:

          All outstanding Performance-Based Restricted Stock Awards shall be paid at the times and in the amounts and subject to the terms and conditions of such awards.

     3. In all other respects, the Agreement shall remain in full force and effect.


                                            TXU CORP.


                                            By:/s/ J.E. Oesterreicher
                                               --------------------------------
                                                   J.E. Oesterreicher
                                                   Chair of the Organization and
                                                   Compensation Committee



                                                   C. JOHN WILDER


                                               /s/ C. John Wilder
                                               --------------------------------


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